Exhibit 99.1

Contact:

The Medicines Company

Michael Mitchell

973-290-6097

michael.mitchell@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY AND BRISTOL-MYERS SQUIBB BEGIN GLOBAL
ALLIANCE FOR RECOTHROM®

Parsippany, N.J. February 8, 2013— The Medicines Company (NASDAQ: MDCO) announced today that the  global license and two-year collaboration for Recothrom®, a recombinant thrombin approved by the U.S. Food and Drug Administration for use as a topical hemostat to control non-arterial bleeding during surgical procedures, established with Bristol-Myers Squibb Company, has become effective.

The agreement was first announced in December 2012.  The companies have satisfied all required regulatory and closing conditions.

Glenn Sblendorio, President and Chief Financial Officer of The Medicines Company, said, “We look forward to the start of our global license and collaboration for Recothrom.  We believe that completing this deal is another step to establish The Medicines Company as a leader in acute and intensive care medicine globally.”

About Recothrom®

Recothrom is a surgical hemostat that is applied topically to stop bleeding during surgery.  Its active ingredient is recombinant human thrombin (“rThrombin”) and the product is indicated as an aid to hemostasis whenever control of bleeding by standard surgical techniques (such as suture, ligature, or cautery) is ineffective or impractical. Recothrom is part of a class of surgical hemostats commonly referred to as “active” hemostats.  Other classes of surgical hemostats include mechanical hemostats, flowable hemostats and fibrin sealants. Recothrom was approved in the United States in January 2008 and in Canada in December 2010.

About The Medicines Company

The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company’s website is www.themedicinescompany.com.

Forward-Looking Statements

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements, including the Company’s expectations regarding the effect of the transaction on the Company’s earnings per share and pursuit of approvals for Recothrom in jurisdictions other than the United States and Canada. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Recothrom, the ability of the Company to obtain regulatory approvals of Recothrom in jurisdictions other than the United States and Canada, risks related to the Company’s dependence on Bristol-Myers Squibb to manufacture and supply Recothrom products during the collaboration term, the ability of Bristol-Myers Squibb and the Company to complete the transfer of the manufacturing assets if the Company exercises its option to acquire such assets, the Company’s ability to successfully manufacture Recothrom products if it exercises its option to acquire the manufacturing assets, the ability of the Company to obtain third party consents necessary for the transfer of the acquired assets, the ability of the Company to successfully integrate the Recothrom business with its other businesses, the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.